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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 33-7361, 33-26826, 33-37561, 33-50268,
33-65700, 33-75618 and 333-00331) and on Form S-3 (File Nos. 33-33376, 33-50420
and 33-27008) and in the related Prospectus of our report dated July 3, 1996, on our audits of the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries as of May 31, 1996 and 1995, and for each of the three years in the period ended May 31, 1996, which report is included in this Annual Report on Form 10-K.

                                                 COOPERS & LYBRAND L.L.P.

South Bend, Indiana
August 8, 1996